Exhibit 10.3

AMENDMENT #1

TO THE SECURITY AGREEMENT DATED JULY 7, 2016

This Amendment, dated May 19, 2017 (the “Amendment”), is entered into by and between HealthLynked Corp. (the “Company”), all of the Subsidiaries of the Company (such subsidiaries, the “Guarantors” and, together with the Company, the “Debtors”) and Iconic Holdings, LLC, its endorsees, transferees, and assigns (collectively, the “Secured Parties).

WHEREAS, the Company and the Secured Parties entered that certain Security Agreement (the “Security Agreement”) dated July 7, 2016;

WHEREAS, the Company is requesting additional funding from the Secured Parties;

WHEREAS, the Secured Parties agree to extend the additional loan subject to the execution and delivery of this Amendment to the Security Agreement;

NOW THEREFORE, the parties agree the Security Agreement shall now also include the new loan to the Company evidenced by an eight month $111,000 Fixed Convertible Promissory Note (“Note 2”) dated May 22, 2017.

ALL OTHER TERMS AND CONDITIONS OF THE AGREEMENT REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment dated May 19, 2017 by signing below:

/s/ George O’Leary	/s/ Michael Sobeck
HealthLynked Corp.	Iconic Holdings, LLC

By: George O’Leary	By: Michael Sobeck

Its: CFO	Its: Manager